EXHIBIT 10.1

THIRD Amendment to Loan and security agreement

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 30th day of January, 2014 (“Closing Date”), by and between SILICON VALLEY BANK, a California corporation (“Bank”) and UROLOGIX, INC., a Minnesota corporation (“Borrower”).

Recitals

A.                  Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 11, 2012 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                  Borrower has requested that Bank extend the Revolving Line Maturity Date and make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                  Although Bank is under no obligation to do so, Bank is willing to extend the Revolving Line Maturity Date and make certain other revisions to the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                   Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.                   Amendments to Loan Agreement.

2.1                Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)                 Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to either the (i) Prime Rate, plus three and one quarter of one percent (3.25%) at all times that Borrower’s Adjusted Quick Ratio is greater than 1.50 to 1.00 or (ii) Prime Rate, plus four and one quarter of one percent (4.25%) at all other times, which interest shall be payable monthly in accordance with Section 2.3(f) below. The interest rate shall be adjusted based upon Borrower’s Adjusted Quick Ratio as reported in each monthly Compliance Certificate as of the first (1st) calendar day of the first (1st) month immediately following such change. If Borrower fails to deliver a Compliance Certificate for any month, the Applicable Rate for the following month (as of the first (1st) calendar day of such month) shall be equal to a floating per annum rate equal to the Prime Rate plus four and one quarter of percent (4.25%).

2.2                Section 2.4 (Fees). Section 2.4(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b)                 [Reserved];

2.3                Section 2.4 (Fees). Section 2.4(d) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(d)                 Collateral Monitoring Fee. At all times that there shall exist any outstanding Obligations under the Revolving Line, a monthly collateral monitoring fee of Seven Hundred Fifty Dollars ($750) and at all other times, such fee shall be Zero Dollars ($0) (the “Collateral Monitoring Fee”), payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of this Agreement).

2.4                Section 2.4 (Fees). Section 2.4 of the Loan Agreement is hereby amended by adding Section 2.4(g) in its entirety to the Loan Agreement immediately after Section 2.4(f) of the Loan Agreement as follows:

(g)                 Renewal Commitment Fee. A fully earned, non-refundable renewal commitment fee of Six Thousand Two Hundred Fifty Dollars ($6,250) (the “Renewal Commitment Fee”) which shall be paid to Bank on January 30, 2014.

2.5                Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)                 a Transaction Report (including sales, credit memos, collections journals, other Collateral adjustments, and any schedules related thereto) on a weekly basis;

2.6                Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 of the Loan Agreement is hereby amended by adding Section 6.2(l) in its entirety to the Loan Agreement immediately after Section 6.2(k) of the Loan Agreement as follows:

(l)                 immediate written notice of any demand for a royalty payment and/or annual license payment from Medtronic.

2.7                Section 6.3 (Accounts Receivable). Section 6.3(c) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c)                 Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until an Event of Default has occurred and is continuing. Bank shall require that all proceeds of Accounts be deposited by Borrower into a lockbox account, or such other “blocked account” as specified by Bank, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to an account maintained with Bank to be applied (i) prior to an Event of Default, pursuant to the terms of Section 2.5(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof.

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2.8                Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

6.9                Financial Covenants.

Maintain at all times, to be tested as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)                 Minimum Liquidity. Liquidity of at least four (4) months Cash Burn.

2.9                Section 8 (Events of Default). Section 8 of the Loan Agreement is hereby amended by adding Section 8.10 in its entirety to the Loan Agreement immediately after Section 8.9 of the Loan Agreement as follows:

8.10                Medtronic Royalty Payments. (a) Borrower makes any royalty payment and/or annual license payment to Medtronic (the “Medtronic Royalty Payment”), (b) Medtronic threatens orally or in writing to take any action, exercise any remedy, or enforce any right it may have against Borrower to collect any portion of the Medtronic Royalty Payment, or (c) Medtronic commences any action or proceeding against Borrower with respect to the Medtronic Royalty Payment, provided, however, that an Event of Default under this Section 8.10 shall be cured for purposes of this Agreement upon Borrower receiving, within thirty (30) days of the occurrence of the Event of Default under this Section 8.10, Net Proceeds from a new round of Financing with investors satisfactory to Bank in its sole discretion of at least Seven Hundred Fifteen Thousand Dollars ($715,000) (the “Cure Equity Raise”), if at the time of such Cure Equity Raise Bank has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto. Upon the occurrence of an Event of Default under this Section 8.10, no additional Credit Extensions shall be available to Borrower under the Revolving Line.

2.10            Section 12.1 (Termination Prior to Revolving Line Maturity Date). Section 12.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

12.1                 Termination Prior to Revolving Line Maturity Date.

This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.

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2.11            Section 13 (Definitions).

(a)                 The definition of “Revolving Line Maturity Date” set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Revolving Line Maturity Date” is June 30, 2014.

(b)                 The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 of the Loan Agreement as follows:

“Adjusted Quick Ratio” means, as of the date of determination, a ratio of Quick Assets to Current Liabilities.

“Cash Burn” means Borrower’s average monthly Net Income for the trailing three (3) month period then ended, plus (i) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (ii) all non-cash expenses, minus (iii) all non-cash gains.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Financing” means a bona fide round of private or public equity financing or Subordinated Debt of Borrower with investors satisfactory to Bank in its sole discretion, on terms acceptable to Bank.

“Liquidity” means the sum of (a) Borrower’s unrestricted cash maintained at Bank, plus fifty percent (50%) of (b) an amount equal to (i) the Revolving Line multiplied by the Borrowing Base, minus (ii) the outstanding principal balance of any Advances.

“Medtronic” means Medtronic, Inc., a Minnesota corporation.

“Net Proceeds” means the gross proceeds received by Borrower from any bona-fide issuances of new equity, less reasonable and customary closing costs (including, but not limited to, reasonable attorneys’ fees, brokers’ fees or commissions, investment bankers’ fees or commissions and similar items) owed to any Person in an arm’s length transaction that are actually incurred in connection with such bona-fide issuances of new equity.

“Quick Assets” is, on any date, Borrower’s consolidated, unrestricted cash and Cash Equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, but excluding all Subordinated Debt.

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3.                   Compliance Certificate. From and after the Closing Date, Exhibit D of the Loan Agreement is replaced in its entirety with Exhibit D attached hereto and all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit D attached hereto.

4.                   Limitation of Amendments.

4.1                The amendments set forth in Sections 2 and 3, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or  otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2                This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3                In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

5.                   Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1                Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2                Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3                The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene  any law or regulation binding on or affecting Borrower,  any contractual restriction with a Person binding on Borrower,  any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or  the organizational documents of Borrower;

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5.6                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7                This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.                   Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.                   Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.                   Effectiveness. This Amendment shall be deemed effective upon  the due execution and delivery to Bank of this Amendment by each party hereto, Borrower’s payment of a renewal fee to Bank in an amount equal to Six Thousand Two Hundred Fifty Dollars ($6,250), and   payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Eric Jacobson
Name: Eric Jacobson Title: Director

BORROWER:

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Name: Brian J. Smrdel Title: Chief Financial Officer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	Urologix, Inc.

The undersigned authorized officer of Urologix, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
Board Projections	FYE within 30 days	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Transaction Report	Weekly	Yes No
Deferred Revenue Reports	Monthly within 30 days	Yes No

Financial Covenants	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Liquidity of at least	4 months Cash Burn	$________	Yes No

Performance Pricing		Applies

Adjusted Quick Ratio > 1.50 to 1.00	Prime + 3.25%	Yes No
Adjusted Quick Ratio ≤ 1.50 to 1.00	Prime + 4.25%	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

UROLOGIX, Inc		BANK USE ONLY

Received by:
By:			authorized signer
	Name:	Date:
	Title:	Verified:
authorized signer
Date:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: __________________________

I.      Minimum Liquidity (Section 6.9(a))

Required:      Liquidity of at least four (4) months Cash Burn.

Actual:

A.	Borrower’s unrestricted cash at Bank	$______
B.	Revolving Line multiplied by the Borrowing Base	$______
C.	Outstanding principal balance of any Advances	$______
D.	Availability (line B minus line C)	$______
E.	Liquidity (sum of line A plus line D)	$______
F	Average Monthly Net Income of Borrower (on a trailing 3-month basis)	$______
G.	Amortization of Borrower	$______
H.	Depreciation of Borrower	$______
I.	Non-cash expenses of Borrower	$______
J.	Non-cash gains	$______
K.	Cash Burn (line F plus, line G plus, line H plus, line I, minus line J)	$______
L	Four (4) months Cash Burn (line K multiplied by 4)	$______

Is line E equal to or greater than line K?

_________  No, not in compliance                  _________  Yes, in compliance